UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 30, 2008 (January 11, 2008)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-8351-0888
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 11, 2008, Whitehorse Technology Limited, a company organized in the British Virgin Islands ("Whitehorse"), which is wholly owned by Mr. Tu Guo Shen ("Mr. Tu"), the Chief Executive Officer of China Security Surveillance Technology, Inc., a Delaware corporation ("CSST"), issued and sold U.S.$50,000,000 in aggregate principal amount of Exchangeable Senior Notes due 2012 (the "Notes") to a third party investor not affiliated with CSST (the "Investor"). In connection with this transaction, Whitehorse and Mr. Tu pledged 8,750,000 shares of CSST's common stock that are directly and indirectly beneficially owned by Whitehorse and Mr. Tu, respectively, to secure the Notes. Whitehorse may only use the Note proceeds to (i) buy CSST common stock from CSST in a private transaction, (ii) make a loan to CSST, the proceeds of which may be used by CSST to fund certain acquisitions, or (iii) buy stock of CSST in the open market.

The Notes are issued to a stockholder of CSST (Whitehorse) are secured by such stockholder's own holdings of CSST common stock and the Notes will neither result in any dilution of shares of common stock held by other CSST stockholders, nor will interest on the Notes, which is payable by Whitehorse and not CSST, in any way currently affect CSST 's net income. CSST is not a party to any of the Note agreements and did not make any representations, warranties or covenants in connection with the Notes.

Pursuant to the Notes, the Investor has the option, under certain circumstances, to exchange all or a portion of the shares pledged by Whitehorse and Mr. Tu in lieu of receiving a cash repayment of the Notes on certain dates, the earliest of which is January 11, 2010, and at specified exchange rates. If Whitehorse and/or Mr. Tu defaults on the loan, the Investor may foreclose on the shares of CSST that were pledged by Whitehorse and Mr. Tu. Since CSST's financing arrangement with Citadel Equity Fund Ltd. ("Citadel") provides for an acceleration of the amounts owed by CSST to Citadel if Mr. Tu does not, directly or indirectly through Whitehorse, maintain a specified ownership percentage in CSST, such a foreclosure by the Investor could potentially trigger the acceleration of payment of the Citadel loan by CSST. The terms of the financing arrangements between CSST and Citadel are discussed on Current Reports on Form 8-K filed by CSST on February 9, 2007, February 16, 2007, April 2, 2007 and April 25, 2007.

The shares pledged by Whitehorse and Mr. Tu are currently restricted shares. Upon a foreclosure of the shares upon a default of the Notes, the shares may be sold to the pledgee to repay Whitehorse's obligations under the Notes as permitted by federal and state securities laws in effect at the time of the foreclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Date: January 30, 2008	By:	/s/ Terence Yap
Terence Yap
Chief Financial Officer